Exhibit 10.1

This EIGHTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 1, 2023 (the “Amendment Date”), is entered into by and among BGSL BRECKENRIDGE FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the equityholder (in such capacity, the “Equityholder”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of December 21, 2018 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.

ARTICLE II

Amendments to Revolving Credit Agreement

SECTION 2.1. As of November 1, 2023 (the “Amendment Effective Date”), the Revolving Credit Agreement is hereby amended to reflect the following amendments:

(a) Section 1.01 of the Revolving Credit Agreement shall be amended by amending and restating the definition of “Administrative Expenses” as set forth below:

““Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(a) first, to the Collateral Agent, the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents;

(b) second, on a pro rata basis, to:

(i) the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and

(ii) to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan’ and

(c) third, to the payment of expenses incurred in connection with providing documents, reports or information to enable compliance by any Lender with Article 5 of the Securitisation Regulation.”

(b) Section 1.01 of the Revolving Credit Agreement shall be amended by changing the Advance Rate for First Lien Middle Market Loans whose Obligors have an EBITDA of greater than $25,000,000 (as of the date such Collateral Loan is acquired) from 70% to 67.5%.

(c) Section 1.01 of the Revolving Credit Agreement shall be amended by modifying the definition of “Concentration Limitations” as set forth below:

(i)	amending and restating clause (g) as set forth below:

“not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued to any Obligor and its Affiliates, except that up to 6.50% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued to the three largest Obligors and their respective Affiliates;”

(ii)	amending and restating clause (h) as set forth below:

“not more than 15.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single S&P Industry Classification, except that (i) up to 27.50% may consist of Collateral Loans with Obligors and their Affiliates in the largest S&P Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest S&P Industry Classification and (iii) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in the S&P Industry Classification of “Oil, Gas & Consumable Fuels”;”

(iii)	amending and restating clause (l) as set forth below:

“not more than 10.00% of the Concentration Calculation Amount may consist of Partial PIK Loans that are currently deferring interest;”

(iv)	amending and restating clause (m) as set forth below:

“not more than 20.00% of the Concentration Calculation Amount may consist of Recurring Revenue Loans; and”

(v)	inserting the following paragraph as new subclause (n):

“not more than 5.00% of the Concentration Calculation Amount may consist of Growth Recurring Revenue Loans.”

(d) Section 1.01 of the Revolving Credit Agreement shall be amended by modifying the definition of “Eligible Collateral Loan” as set forth below:

(i)	amending and restating clause (j) as set forth below:

“is scheduled to pay interest semi-annually or more frequently, with a minimum cash interest spread (after any withholding taxes levied and any PIK Toggle exercised) of at least 3.00%, and is not deferring any portion of such minimum cash interest spread;”

(ii)	inserting the following paragraph as new subclause (aa):

“is not a securitisation position for the purposes of the Securitisation Regulation;”

(iii)	amending and restating the proviso as set forth below:

“provided that the Administrative Agent may agree in writing to specifically waive any of the requirements set forth above (other than clauses (n), (o), (q), (x) or (z)) with respect to any single Collateral Loan (it being understood that the Administrative Agent shall not be required to provide any such waiver under any circumstances), including any waiver of any requirement for a Recurring Revenue Loan contained in the definition thereof, and upon such waiver, such waived requirements shall be deemed not to be part of the eligibility requirement with respect to such Collateral Loan.”

(e) Section 1.01 of the Revolving Credit Agreement shall be amended by modifying the definition of “EU Retention Requirements” as set forth below and inserting the definition into the appropriate alphabetical location:

““EU Risk Retention Requirement” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).”

(f) Section 1.01 of the Revolving Credit Agreement shall be amended by inserting “or any Facility Document” after “any amendment, modification, waiver or supplement of or to this Agreement” in the definition of “Fundamental Amendment”.

(g) Section 1.01 of the Revolving Credit Agreement shall be amended by inserting “, province” after “any supranational, state” in the definition of “Governmental Authority”.

(h) The following definitions set forth in Section 1.01 of the Revolving Credit Agreement shall be amended and restated in their entirety as set forth below:

““Majority Lenders” means, as of any date of determination, the Administrative Agent and Lenders having aggregate Percentages greater than 50%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Commitments shall be excluded from the determination of Majority Lenders; provided, further that, in addition to the foregoing, if there are two (2) or more Lenders that are not Affiliates at such time, at least two (2) Lenders that are not Affiliates shall be required to constitute “Majority Lenders.””

““Maximum Facility Amount” means (a) on any date of determination prior to the First Amendment Date, $400,000,000, (b) on any date of determination on or after the First Amendment Date to but excluding the Third Amendment Date, $575,000,000, (c) on any date of determination on or after the Third Amendment Date to but excluding the Fourth Amendment Date, $875,000,000, (d) on any date of determination on or after the Fourth Amendment Date to but excluding the earlier to occur of (x) the CLO Takeout Date and (y) the date occurring twelve (12) months after the Third Amendment Date, $1,125,000,000, (d) on any other date of determination prior to the Eighth Amendment Effective Date, $825,000,000, and (e) on any date of determination on or after the Eighth Amendment Effective Date, $1,025,000,000; provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.”

““Partial PIK Loan” means a Collateral Loan in respect of which the Obligor thereon has elected to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in Cash pursuant to the terms of the applicable Related Documents carries a current Cash pay interest rate paid at a fixed rate of not less than 3.00% per annum, and (y) the terms of the applicable Related Documents do not permit the amount of current Cash pay interest to be less than 25% of the ordinary specified interest at any time.”

““Required Lenders” means, as of any date of determination, the Administrative Agent and Lenders having aggregate Percentages greater than or equal to 66 2/3%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Commitments shall be excluded from the determination of Required Lenders; provided, further that, in addition to the foregoing, if there are two (2) or more Lenders that are not Affiliates at such time, at least two (2) Lenders that are not Affiliates shall be required to constitute “Required Lenders.””

““Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the lesser of (x) the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Collateral Loan by (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and dividing such sum by (b) the Aggregate Net Collateral Balance and (y) 70%.”

(i) Section 1.01 of the Revolving Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical locations:

““Competent Authority” has the meaning given to it in the Securitisation Regulation.”

““Designated Reporting Entity” has the meaning specified in Section 13.23(a) hereof.”

““Eighth Amendment Effective Date” means November 1, 2023.”

““EU Transparency Requirements” means Article 7 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).”

““Growth Recurring Revenue Loan” means a Recurring Revenue Loan with respect to which the Obligor has, solely for the Relevant Test Period most recently ended prior to the date such Recurring Revenue Loan was acquired by the Borrower, (a) a negative EBITDA and (b) Recurring Revenue of less than $75,000,000; provided that, at any time upon the request of the Borrower, the Administrative Agent may, in its commercially reasonable discretion, remove the classification of any Collateral Loan as a Growth Recurring Revenue Loan.”

““Investor Report” means the ongoing quarterly investor reports required pursuant to and in accordance with Article 7(1)(e) of the Securitisation Regulation.”

““Portfolio Report” means the ongoing quarterly portfolio level disclosure required pursuant to and in accordance with Article 7(1)(a) of the Securitisation Regulation.”

““Relevant Recipients” has the meaning specified in Section 13.23(a).”

““Reporting Agent” means an entity, other than the Collateral Agent, that shall be appointed as agent by or on behalf of the Borrower to deliver, prepare and/or make available the documents, reports and other information required pursuant to Article 7 of the Securitisation Regulation.”

““Required Information” has the meaning specified in Section 13.23(a) hereof.”

““Transparency Reports” has the meaning specified in Section 13.23(a) hereof.”

““Transparency Technical Standards” has the meaning specified in Section 13.23(g)(i) hereof.”

(j) Section 6.01(a) of the Revolving Credit Agreement shall be amended by replacing “written notice thereof by the Administrative Agent” with “such payment is due and payable”.

(k) Section 13.01(b) of the Revolving Credit Agreement shall be amended by inserting “or any Facility Document” after “waiver of this Agreement”.

(l) Section 13.22(a) of the Revolving Credit Agreement shall be amended as set forth below:

“it will retain, as originator, on an ongoing basis, a material net economic interest in the form specified in paragraph 3(d) of Article 6 of the Securitisation Regulation, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through maintaining funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (such net economic interest being the “Retention”);”

(m) Section 13.22(b) of the Revolving Credit Agreement shall be amended by replacing the reference to “EU Retention Requirements” with “EU Risk Retention Requirements”.

(n) Section 13.22(c) of the Revolving Credit Agreement shall be amended by deleting “is” after “it will take such further action, provide such further information as” and by replacing the reference to “EU Retention Requirements” with “EU Risk Retention Requirements”.

(o) Section 13.23 of the Revolving Credit Agreement shall be amended and restated in its entirety as set forth below:

“Section 13.23 EU Transparency Requirements.

(a) The Borrower has agreed to be designated, pursuant to Article 7(2) of the Securitisation Regulation, as the designated reporting entity required to fulfil the EU Transparency Requirements (the “Designated Reporting Entity”), and agrees to make available to (A) any Lender, (B) the Administrative Agent, (C) any potential Lender, (D) the Collateral Agent, (E) the Equityholder, (F) the Servicer and (G) any Competent Authority (as defined under the Securitisation Regulation) (each, a “Relevant Recipient”) the documents, reports and information necessary to fulfil any applicable reporting obligations under the EU Transparency Requirements, including, but not limited to each of the Investor Reports and the Portfolio Reports (such reports, collectively, the “Transparency Reports”) (the “Required Information”).

(b) The parties agree that the Designated Reporting Entity is only bound by this Section 13.23 to the extent that the disclosure requirements under Article 7 of the EU Securitisation Regulation remain in effect.

(c) Without prejudice to their rights hereunder and without accepting any liability, each Relevant Recipient that is a party hereto acknowledges (and each additional Lender shall acknowledge) that the agreed form of the transaction summary as set out in Schedule 10 is the transaction summary to be provided to each Relevant Recipient by the Borrower in accordance with the requirements of Article 7(1)(c) of the Securitisation Regulation and that such Relevant Recipient has received such transaction summary. The Borrower (or the Servicer on its behalf) shall make the same available to the other Relevant Recipients to the extent required under the EU Transparency Requirements.

(d) The Collateral Agent shall, as directed by the Designated Reporting Entity, provide to the Designated Reporting Entity’s third party reporting entities: (i) each Monthly Report and each Payment Date Report, on each date such reports are delivered; (ii) such additional information (or access to such information) as requested by the Designated Reporting Entity’s third party reporting entity in relation to the Collateral which is in its possession, promptly following such request and (iii) a reasonably prompt response in relation to any reasonable queries on the information in (i) and (ii) raised by the Designated Reporting Entity’s third party reporting entity.

(e) To the extent that such information is not already made available under paragraph (d) above, the Servicer shall, on behalf of and at the sole expense of the Borrower, provide to the Borrower (and/or any applicable third party reporting entity appointed by the Borrower) any reports, data and other information required or otherwise reasonably requested for compliance by the Borrower with the EU Transparency Requirements and preparation of the Transparency Reports which (i) it is in possession and/or control of or which it can reasonably obtain, (ii) is not subject to legal or contractual restrictions on its disclosure (unless the relevant information can be summarized or disclosed in an anonymized form, in accordance with such legal or contractual restrictions on disclosure), (iii) the Borrower does not otherwise have access to, is not already required to be provided to the Borrower directly, or is not otherwise in the Borrower’s possession and (iv) is reasonably necessary for the proper performance by the Borrower, as the Designated Reporting Entity, of their reporting duties under the EU Transparency Requirements.

(f) The Designated Reporting Entity shall, no later than 30 calendar days following each Payment Date, with the first Transparency Report due no later than 30 calendar days after the second Payment Date falling after the date which is three months from the Eighth Amendment Effective Date, compile and make available the Transparency Reports which, as of the date of this Agreement (as amended), shall include:

(i) a loan report in the form currently available on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex IV (or any updated form required pursuant to the Commission Delegated Regulation (EU) 2020/1224 (the “Transparency Technical Standards”) and/or published by the European Securities and Markets Authority); and

(ii) an investor report in the form currently available on the website https://eur-lex.europa.eu/legalcontent/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex XII (or any updated form required pursuant to the Transparency Technical Standards and/or published by the European Securities and Markets Authority).

(g) The Servicer and the Borrower shall be entitled to appoint agents to assist them with the preparation and provision of the Transparency Reports.”

(p) Section 13.24 of the Revolving Credit Agreement shall be amended by deleting the existing Section 13.24 and renumbering existing Section 13.25 as Section 13.24.

(q) Schedule 1 of the Revolving Credit Agreement shall be amended by:

(i) deleting “Fifth Amendment, dated October 5, 2021” and replacing it with “Eight Amendment, dated November 1, 2023”; and

(ii) deleting “$825,000,000” and replacing it with “$1,025,000,000”.

(r) Schedule 5 of the Revolving Credit Agreement shall be amended as set forth below:

Administrative Agent

BNP Paribas

Solutions Portfolio Management

787 7th Avenue

New York, New York 10019

Telephone No.: 917-472-4841

Facsimile No.: 212-841-2140

E-mail: dl.bnpp.gso.acquisition@us.bnpparibas.com

Attention: Sohaib Naim

(s) The schedules to the Revolving Credit Agreement shall be amended to include a Transaction Summary as Schedule 10 to the Revolving Credit Agreement as set forth in Appendix C hereto.

The amendments above are also set forth on the pages attached as Appendix A to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text). The Revolving Credit Agreement as amended pursuant to this Amendment is attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date and the Amendment Effective Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date and the Amendment Effective Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment will be effective on the Amendment Effective Date upon the satisfaction of each of the following conditions:

(a) the Administrative Agent has received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(b) all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid; and

(c) the Administrative Agent has received a legal opinion of Dechert LLP, counsel to the Borrower, acceptable to the Administrative Agent covering such matters as the Administrative Agent has reasonably requested.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment deemed to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force and effect.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission is effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction to Execute. Each of the Borrower and the Administrative Agent hereby (i) authorizes and directs the Collateral Agent to execute this Amendment, (ii) acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing authorization and direction and (iii) releases the Collateral Agent and its officers, directors, agents, employees and shareholders from any liability for complying with such direction. Each of the parties hereto hereby agree that in executing and delivering this Amendment, the Collateral Agent shall be afforded the same rights, protections, immunities and indemnities afforded to it under the Agreement; provided that such rights, protections, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, immunities and indemnities contained herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

BGSL BRECKENRIDGE FUNDING LLC

By: Blackstone Secured Lending Fund, its sole member

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

[Signature Page to Eighth Amendment to Revolving Credit and Security Agreement]

EQUITYHOLDER:

BLACKSTONE SECURED LENDING FUND, as Equityholder

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

SERVICER:

BLACKSTONE SECURED LENDING FUND, as Servicer

By:	/s/ Oran Ebel
Name: Oran Ebel
Title: Chief Legal Officer and Secretary

[Signature Page to Eighth Amendment to Revolving Credit and Security Agreement]

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Sohaib Naim
Name: Sohaib Naim
Title: Director

By:	/s/ Meredith Middleton
Name: Meredith Middleton
Title: Managing Director

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Sohaib Naim
Name: Sohaib Naim
Title: Director

By:	/s/ Meredith Middleton
Name: Meredith Middleton
Title: Managing Director

[Signature Page to Eighth Amendment to Revolving Credit and Security Agreement]

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

BY: COMPUTERSHARE TRUST
COMPANY, N.A., as attorney-in-fact

By:	/s/ Thomas J. Gateau
Name: Thomas J. Gateau
Title: Vice President

[Signature Page to Eighth Amendment to Revolving Credit and Security Agreement]